EXHIBIT 4

100,000,000 AUTHORIZED, PAR VALUE $.001

CERTIFICATE NUMBER	NUMBER OF SHARES

MURALS BY MAURICE, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                                                                                                                                                  CUSIP NUMBER

COMMON STOCK

This certifies that ________________________ is the owner of ________________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of Murals By Maurice, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Date

                   [CORPORATE SEAL]

-------------------                                   ------------------
President                                             Secretary

COUNTERSIGNED:
---------------------------
Transfer Agent and Registrar

Attest:_______________________
            Authorized Signature

               [REVERSE SIDE OF CERTIFICATE]

                [STANDARD TRANSFER FORM]